UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 29, 2023

Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices) (Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange , Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Secured Notes Offering

On September 29, 2023, Bausch + Lomb Corporation (the “Company” or “Bausch + Lomb”) completed its previously announced offering of $1,400,000,000 aggregate principal amount of its 8.375% Senior Secured Notes due 2028 (the “Notes”).

The Notes were offered in the United States and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada has been and will be made on a basis which is exempt from the prospectus requirements of such securities laws.

The net proceeds of the offering of the Notes, along with the net proceeds of the First Incremental Term Loans (as defined below), were used to fund the Company’s previously announced acquisition (the “Acquisition”) of XIIDRA® and certain other ophthalmology assets (collectively, the “Acquired Assets”) from Novartis (as defined below), to pay fees and expenses related to the Acquisition, the offering of the Notes and the First Incremental Term Loans and for general corporate purposes, including the repayment of existing debt.

The Notes Indenture

The Notes were issued pursuant to the indenture, dated as of September 29, 2023 (the “Indenture”), by and among the Company, the guarantors named therein and Citibank, N.A., acting through its agency and trust division, as trustee, and as notes collateral agent.

Interest and Maturity

Pursuant to the Indenture, the Notes will mature on October 1, 2028. Interest on the Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2024.

Guarantees

The Notes are initially jointly and severally guaranteed on a senior secured basis by each of the Company’s subsidiaries that is a guarantor under the Credit Agreement (as defined below) (the “Note Guarantors”). The Notes and the guarantees related thereto are senior obligations and are secured, subject to permitted liens and certain other exceptions, by the same first-priority liens that secure the obligations of the Company and the Notes Guarantors under the Credit Agreement.

Ranking

The Notes and the guarantees related thereto:

•	are general secured obligations, secured by a first-priority lien (subject to permitted liens and certain other exceptions) on the collateral;

•	rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and the Note Guarantors;

•	rank pari passu with all existing and future indebtedness secured by a first-priority lien on the collateral (including the credit facilities);

•	rank senior to all existing and future indebtedness that is unsecured or that is secured by junior liens, in each case to the extent of the value of the collateral; and

•

are (x) structurally subordinated to all existing and future indebtedness and other liabilities of any of the Company’s subsidiaries that do not guarantee the Notes to the extent of the value of such subsidiaries’ assets and (y) effectively subordinated to any of the Company’s debt that is secured by assets that are not collateral to the extent of the value of such assets.

Optional Redemption

The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 2025, at the redemption prices as set forth in the Indenture.

In addition, the Company may redeem some or all of the Notes prior to October 1, 2025 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption, plus a “make-whole” premium. Prior to October 1, 2025, the Company may redeem up to 40% of the aggregate principal amount of the Notes using the net cash proceeds of certain equity offerings at the redemption price set forth in the Indenture.

Upon the occurrence of a change of control (as defined in the Indenture), unless the Company has exercised its right to redeem all of the Notes, as described above, holders of the Notes may require the Company to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the purchase date applicable to such Notes.

Certain Covenants

The Indenture contains covenants that limit the ability of the Company and any of its Restricted Subsidiaries (as such term is defined in the Indenture) to, among other things:

•	incur or guarantee additional indebtedness;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations; and

•	transfer and sell assets.

Events of Default

The Indenture also provides for customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

First Incremental Amendment

On September 29, 2023, the Company entered into an amendment (the “First Incremental Amendment”) to the credit and guaranty agreement, dated as of May 10, 2022 (the “Credit Agreement,” and as amended by the First Incremental Amendment, the “Amended Credit Agreement”), by and among the Company, certain subsidiaries of the Company as subsidiary guarantors, the lenders party thereto, Citibank, N.A., in its capacity as collateral agent, Goldman Sachs Bank USA, in its capacity as term facility administrative agent, and JPMorgan Chase Bank, N.A., in its capacity as first incremental term facility administrative agent, pursuant to which the Company borrowed $500,000,000 of new term loans (the “First Incremental Term Loans”).

The First Incremental Term Loans incurred pursuant to the First Incremental Amendment will mature on September 29, 2028. The First Incremental Term Loans bear interest at a rate per annum equal to, at the borrower’s option, either (a) a base rate determined by reference to the higher of (1) the rate of interest quoted by The Wall Street Journal as the “Prime Rate,” (2) the federal funds effective rate plus 1/2 of 1.00% or (3) term SOFR for a period of one month plus 1.00% (or if such rate shall not be ascertainable, 1.00%) or (b) term SOFR for the interest period relevant to such borrowing, in each case plus an applicable margin. The applicable interest rate margins for the term loan facility loans are 3.00% with respect to base rate borrowings and 4.00% with respect to term SOFR borrowings. Except as amended by the First Incremental Amendment, the terms of the Credit Agreement were not otherwise amended.

The foregoing description of the First Incremental Amendment is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, as amended by the First Incremental Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 29, 2023, the Company completed the Acquisition pursuant to the terms and conditions of the previously announced Stock and Asset Purchase Agreement (as amended, modified or supplemented, the “Agreement”) by and among Bausch + Lomb Ireland Limited (“Buyer”), a wholly owned subsidiary of the Company, Novartis Pharma AG, Novartis Finance Corporation (together with Novartis Pharma AG, “Novartis”) and, solely for purposes of guaranteeing certain obligations of Buyer under the Agreement, the Company. The Acquisition was completed on the terms described in the Company’s Current Report on Form 8-K filed on July 7, 2023 (the “Acquisition Signing 8-K”).

On September 29, 2023, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Company previously furnished on Form 8-K certain historical financial statements for the Acquired Assets and pro forma financial information of the Company which give effect to the Acquisition and the financing transactions in respect thereof. The Company intends to file an amendment to this Form 8-K to file the financial statements and pro forma financial information required by Item 9.01 with respect to the Acquisition not later than 71 days after the due date of this Form 8-K.

The foregoing description is not complete and is qualified in its entirety by reference to the other items of this Current Report on Form 8-K and the Agreement, which is included as Exhibit 2.1 to the Acquisition Signing 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of September 29, 2023, by and among Bausch + Lomb Corporation, the guarantors party thereto and Citibank, N.A., acting through its agency and trust division, as trustee and as notes collateral agent thereto.

10.1	Credit Agreement, dated as of May 10, 2022, as amended by the First Incremental Amendment, dated as of September 29, 2023, by and among Bausch + Lomb Corporation, certain subsidiaries of Bausch + Lomb Corporation as subsidiary guarantors, the lenders party thereto, Citibank, N.A., as collateral agent thereto, Goldman Sachs Bank USA, as term facility administrative agent thereto and JPMorgan Chase Bank, N.A., as first incremental term facility administrative agent thereto.

99.1	Press Release, dated September 29, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ Sam Eldessouky
Name:	Sam Eldessouky
Title:	Executive Vice President, Chief Financial Officer

Date: September 29, 2023